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                                                                EXHIBIT 23(a)

                     [LETTERHEAD OF PRICE WATERHOUSE LLP]




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 18, 1996, which appears on page 33 of the 1996 Annual Report to Shareholders of Westvaco Corporation, which is incorporated by reference in Westvaco Corporation's Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Price Waterhouse LLP

Price Waterhouse LLP
February 26, 1997